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                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

         Agreement dated as of March 13, 1998 among EDUCATIONAL MEDICAL, INC., a Delaware corporation ("EMI"), NEW HAMPSHIRE ACQUISITION CORP., a Delaware corporation wholly owned by EMI (the "Buyer"), HESSER, INC., a New Hampshire corporation (the "Corporation"), THE LINWOOD W. GALEUCIA TRUST OF 1997, a revocable trust organized under the laws of the State of New Hampshire, RICHARD
D. GALEUCIA, an individual residing within the State of New Hampshire (collectively, the "Shareholders") and HARDWOOD PROPERTIES LIMITED PARTNERSHIP, a New Hampshire limited partnership (the "Partnership").

                              PRELIMINARY STATEMENT

         The Corporation is the owner of a post secondary educational institution with locations in Manchester, Nashua, Salem and Portsmouth New Hampshire (collectively, the "Schools"). The Shareholders own all of the outstanding and issued capital stock (the "Stock") of the Corporation. Subject to the terms and conditions contained in this Agreement, the Buyer wants to buy the Stock, and the Shareholders want to sell the Stock to the Buyer.

         The Partnership is the owner of the land and building located at 3 Sundial Avenue, Manchester, New Hampshire as more particularly described in
EXHIBIT 1 attached hereto together with all easements, permits, development rights, leases and appurtenances thereto and improvements thereon (the "Property"). Subject to the terms and conditions contained in this Agreement, the Buyer wants to buy the Property, and the Partnership wants to sell the Property to the Buyer.

         This Agreement contains the terms pursuant to which (i) the Shareholders have agreed to sell to Buyer all of the Stock and (ii) the Partnership has agreed to sell to Buyer all of the Property. In addition, the Shareholders have agreed not to compete with EMI and its schools pursuant to the terms of this Agreement. EMI has entered into this Agreement to reflect that it is jointly and severally liable with the Buyer with regard to the obligations of the Buyer provided for in it.

         IN CONSIDERATION OF THE COVENANTS CONTAINED IN THIS AGREEMENT, AND THE OTHER CONSIDERATION PROVIDED FOR IN IT, THE PARTIES, EACH INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

         1. THE PURCHASE PRICE; CONVEYANCE OF THE STOCK AND THE PROPERTY; CERTAIN DEFINITIONS; EFFECTIVE DATE OF TRANSACTION.

                  (a) The Purchase Price. The aggregate purchase price for the Stock and the Property is $15,000,000 (the "Purchase Price"). The Purchase Price shall be allocated $ 11,500,000 to the Shareholders (the "Stock Purchase Price") and $3,500,000 to the Partnership (the "Property Purchase Price").


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                  (b) Conveyance of the Stock and the Property; Exclusive Right
to Purchase the Stock and the Property. On March 15, 1998 (the "Closing Date"), or such other date as the parties may specify prior to April 15, 1998 (the "Termination Date"), the Shareholders shall convey to Buyer all of their Stock and the Partnership shall convey to Buyer all of the Property (the "Closing"). The Parties to this Agreement agree that EMI and the Buyer shall have the exclusive right to consummate the transactions contemplated herein prior to the Termination Date and that the Corporation and/or Shareholders and the Partnership shall not negotiate with any other potential buyer during such exclusivity period.

                  (c) Cash Payments by the Buyer. On the Closing Date the Buyer shall pay to the Shareholders an aggregate sum equal to $2,000,000 (the "Initial Payment"), by wire transfer or otherwise in immediately available funds which amount shall be allocated to the Stock Purchase Price.

                  (d) Delivery of Second Payment Note. On the Closing Date the Buyer shall deliver to the Shareholders and the Partnership:

                      (1) its Promissory Note for $11,000,000 (the "Second Payment Note") in the form attached to this Agreement as EXHIBIT 2, payable with interest payable at the rate of 2% per annum, all such principal and interest becoming payable on the last business day within the first 30 calendar days following the date on which the Prerequisite Student Aid Approvals are obtained. Payment of the Second Payment Note shall first be allocated to the Property Purchase Price and paid to the Partnership and the remaining allocated to the Stock Purchase Price and paid to the Shareholders. The Second Payment Note shall be secured by a letter of credit (the "Letter of Credit") in the same face amount as such note. The Letter of Credit shall be issued by Bank of America, N.A. "Prerequisite Student Aid Approvals" mean approvals by the United States Department of Education and all other applicable private and governmental agencies and organizations of the change in control resulting from the change in ownership of the Schools resulting from the sale of the Schools pursuant to this Stock Purchase Agreement which are a prerequisite to receipt of federal and state aid by the Schools' students, and

                      (2) $2,000,000 of Common Stock of EMI (the "EMI Purchase Stock") based upon the closing price (the "Closing Price") of EMI common stock on the trading day immediately prior to the Closing Date as reported in the Wall Street Journal. The specific number of shares of the EMI Purchase Stock shall be calculated by dividing $2,000,000 by the Closing Price (which was 9 7/8 as March 12, 1998). All of the EMI Purchase Stock shall be allocated to the Stock Purchase Price and issued to the Shareholders.

                  2. REPRESENTATIONS OF THE SHAREHOLDERS AND THE PARTNERSHIP. Each of the Shareholders and, with respect to the representations contained in subsection 2(x), the Partnership, jointly and severally represent and warrant to Buyer as follows.



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         (a) No Misstatements. The representations of the Shareholders and information supplied by the Shareholders and/or the Corporation and the Partnership contained in this Agreement, the Exhibits attached to it and the documents incorporated into it by reference do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

         (b) Validity of Actions. The Corporation (i) is duly organized, validly existing and in good standing under the laws of its organization, (ii) has all requisite corporate and other appropriate authorization to operate the Schools in the manner in which it is currently operated, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary for the operation of the Schools, other than those jurisdictions where the failure to so qualify would not have a material adverse effect upon the Schools' assets or operations, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Shareholders and/or the Corporation and the Partnership, has received all necessary corporate authorization and is a legal, valid and binding obligation of the Corporation, the Shareholders and the Partnership, enforceable against each of them in accordance with its terms. The Partnership is duly organized, validly existing and in good standing under the laws of its organization and has all requisite corporate and other appropriate authorization to own and operate the Property in the manner in which it is currently operated. Entering into this Stock Purchase Agreement and the consummation of the transactions contemplated by it will not (i) violate any provision of the Articles of Incorporation or Bylaws of the Corporation or the Partnership Agreement of the Partnership or, (ii) conflict with or result in any breach of in any material respect of any of the provisions of any material agreement to which the Corporation, the Shareholders or the Partnership are a party or by which any of them or any of their respective assets are bound, or (iii) cause a breach of any applicable law, governmental regulation, order, or other decree of any court or governmental agency. The Articles of Incorporation and Bylaws of the Corporation and the Partnership Agreement of the Partnership, as presently in effect, are attached to the Disclosure Memorandum delivered to EMI and the Buyer simultaneously with the execution and delivery of this Stock Purchase Agreement (the "Disclosure Memorandum") as SCHEDULE 2(B).

         (c)   Corporation's Financial Statements

               (1) Attached as SCHEDULE 2(C)(1)(I) to the Disclosure
Memorandum are the Corporation's audited balance sheets at December 31, 1997, 1996 and 1995, and statements of income and expense and cash flows for the years then ending (the "Corporation's Financial Statements"). The balance sheet included in the Corporation's 1997 Financial Statements is called the "Corporations Most Recent Balance Sheet." Attached as Schedule 2(C)(1)(II) to the Disclosure Memorandum are the Corporation's corporate tax returns for the years of 1996 and 1995.



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                      (2) The Corporation's Financial Statements: (i) accurately represent the transactions appearing on the books and records of the Corporation, and (ii) fairly present in all material respects the Corporation's financial condition and its results of operations at the times and for the periods presented, including normal adjustments consistent with year end adjustments to reflect properly accruals through the end of the period. The Corporation's Audited Financial Statements have been prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them.

                      (3) To the best of the Shareholders knowledge, there have been no material adverse changes in the financial condition or in the operations, properties or assets of the Corporation since the date of the Corporation's Most Recent Balance Sheets.

                  (d) Liabilities of the Corporation. The Corporation has no liabilities, contingent or otherwise, including, without limitation, liabilities for state or Federal income, withholding, sales, or other taxes, except to the extent reflected, reserved against, or provided for, in the Corporation's Most Recent Balance Sheet, except for taxes, trade payables and other obligations incurred after the date of the Corporation's Most Recent Balance Sheet in amounts consistent in all material respects, with those incurred in prior periods in the ordinary course of business, including without limitation liabilities for unearned tuition.

                  (e) Assets of the Corporation. The Corporation has good title to all of its assets (the "Assets"). Except as otherwise disclosed in the Corporation's Financial Statements or the related notes accompanying them or in the Exhibits to this Agreement or the Disclosure Memorandum, all of the Assets are owned free and clear of any adverse claims, security interests, or other encumbrances or restrictions, except liens for current taxes not yet due and payable, landlords' liens as provided for in the relevant leases or by applicable law, or liens or similar security interests granted as part of personal property financing agreements made in the ordinary course of business and which in the aggregate are not material. The Assets constitute all of the assets necessary for the operation of the Schools as currently conducted.

                  (f) Facility and Facility Operations.

                      (1) Included as SCHEDULE 2(F)(1) to the Disclosure Memorandum are copies of the leases (the "Schools Facility Leases") pursuant to which the Schools' Facilities (the "School Facilities") are leased. The Schools' operations are conducted solely at the School Facilities and all of the tangible Assets used in connection with such operations are located at the School Facilities. All of the improvements located at the School Facilities are in good operating condition and repair, subject only to ordinary wear and tear. There is no pending or, to the knowledge of Shareholders, threatened condemnation proceeding with respect to the School Facilities.



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                           (2) Attached as SCHEDULE 2(F)(2) to the Disclosure
Memorandum is a schedule of all of the furnishings, fixtures and equipment with values in excess of the baseline used in determining such inventory, located on, or used in connection with, the operation of the School Facilities as of the date indicated on such inventory, subject to immaterial omissions occurring in the ordinary course of compiling such inventory.

                           (3) Except for (i) environmental law compliance
(which is addressed in Section 2(f)(4) below) and (ii) accreditation, recruitment, admissions, student loan and funding matters compliance (which are addressed in Sections 2(h) and 2(i) below) as to which no representation or warranty is made in this Section 2(f), all activities at, and the physical condition of, the School Facilities are in compliance with all legal and regulatory requirements applicable to the Corporation, the conduct of its business, and the use of each Schools Facility, and the Corporation has not received any actual notice to the contrary. The Corporation has paid for and obtained all licenses, permits, and other authorizations material to the conduct of its business at the School Facilities (the "Permits"). All Permits currently in effect and pertaining to the School Facilities or the Corporation's activities at the School Facilities are listed on SCHEDULE 2(F)(3) of the Disclosure Memorandum. The representations contained in this subsection 3 shall not apply to incidental instances of non-compliance occurring in the ordinary course of business without the actual knowledge of the Corporation, which are immaterial to the operation of the Schools and capable of being cured without significantly disrupting the Schools' operations.

                           (4) To the best of the knowledge of Shareholders or
the Partnership, as the case may be, there are no Hazardous Substances (1) in, on or under

----------------------------

         (1) The term "Hazardous Substance" shall include without limitation:

                  (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

                  (ii) Those substances defined as "hazardous wastes" in any applicable state statute and in the regulations promulgated pursuant to any applicable state statute;

                  (iii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                  (iv) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

                  (v)   Any material, waste or substance which is (A) petroleum,
         (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311



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the School Facilities except for those which are used by the Corporation in compliance, in all material respects, with applicable law, and the Corporation is not now engaged in any litigation, proceedings or investigations, nor knows of any pending or threatened litigation, proceedings or investigations regarding the presence of Hazardous Substances in, on or under the School Facilities.

                  (g) Equipment Leases and Financing Agreements. All of the leases and financing agreements to which the Corporation is a party and which relate to the operations of the Schools are described in SCHEDULE 2(G) of the Disclosure Memorandum (the "Financing and Related Agreements"). Copies of the Financing and Related Agreements are attached to such Schedule or have been provided to the Buyer. Except as reflected in such Disclosure Memorandum, there have been no modifications to any of the Financing and Related Agreements; the Corporation is not in default in any material respect with respect to them; and none of the interests of the Corporation in any of them is subject to any restriction except as stated in the applicable document or as provided by applicable law.

                  (h) Accreditation and Compliance with Title IV Requirements. Attached as SCHEDULE 2(H) to the Disclosure Memorandum is a list of all Federal, state or other licenses and approvals, including without limitation all accreditations and certifications, granted to the Corporation with respect to the conduct of its educational or training business at the Schools (the "Accreditations and Certifications"), and the governmental body or agency or other entity granting such Accreditation or Certification. Included in such Disclosure Memorandum are copies of all such Accreditations and Certifications. The Corporations Physical Therapy Assistant and Occupational Therapy Assistant Programs are in candidate status and not accredited.

                      (1) Except for the Permits and the Accreditations and Certifications, no license or approval is material to the conduct of the Corporation's operation of the Schools as they are now being conducted, and the Corporation has received no notice that any other license or approval is necessary for the continued operation of the Schools or that any such license or approval will not be renewed.

                      (2) The Corporation's operation of the Schools is and has been conducted in all material respects in accordance with all relevant standards imposed by applicable accrediting agencies, or agencies administering state government student aid programs in which the Corporation, or any students attending any of the Schools, participate, or other applicable laws or regulations.

                      (3) Each of the Schools is an institution certified by the United States Department of Education (the "Department of Education"). The Corporation is a party to, and is and at all times has been in general compliance with, a valid program participation agreement with the Department of Education with respect to the

-----------------------

         of the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq. or listed pursuant to Section 307 of the Clean Water Act, (E) flammable explosive, or (F) radioactive materials.


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operations being conducted by the Schools, and no instance of non-compliance has occurred which will materially and adversely affect the financial condition of the Corporation. Except as disclosed IN SCHEDULE 2(H)(3), the Corporation has not received any notice, not previously complied with, with respect to any alleged material violation of the rules or regulations of the Department of Education or any applicable accrediting agency in respect of the Schools or the terms of any program participation agreement to which it is or was a party. If any such notices have been received and generally complied with, the Corporation has disclosed its receipt and disposition to Buyer in Schedule 2(h)(3). The Corporation is and at all times has been, in general compliance with all of the provisions of the Higher Education Act of 1965 ("HEA") and the regulations promulgated by the Department of Education thereunder (the "DOE Regulations") necessary to establish and maintain its eligibility to participate in the Title IV funding programs provided for therein ("Title IV Funding Programs"), including without limitation, the demonstration of financial and administrative responsibility as provided for in the DOE Regulations, and no instance of non-compliance has occurred which will materially and adversely affect the financial condition of the Corporation. The Corporation has submitted audited financial statements to the Department of Education for the fiscal years ended December 1996 and December 1995 relating to its financial responsibility to participate in Title IV Funding Programs as provided for in the DOE Regulations (the "DOE Financial Statements") and was in general compliance with all DOE Regulations relating to financial and administrative responsibility as of the date of this Agreement, and no instance of non-compliance has occurred which will materially and adversely affect the financial condition of the Corporation. The Corporation has submitted audits of the Title IV Financial Aid Programs to the DOE for purposes of demonstrating compliance with the DOE Regulations regarding the administration of funds received pursuant to Title IV Funding Programs for the applicable years ended June 30, 1996 and June 30, 1995 (the "Title IV Financial Aid Audits"). Except as set forth in SCHEDULE 2(H)(3) to the Disclosure Memorandum, the DOE Financial Statements and Title IV Financial Aid Audits are true and correct in all material respects.

                      (4) To the best of the Shareholders knowledge, there is no investigation or review of student financial aid programs (including without limitation Title IV Programs) in which the Schools or its students participate, or any review of any of the Schools' Accreditations or Certifications whether by a party to any relevant agreement, the issuer of such Accreditation or Certification or otherwise.

                  (i) Recruitment; Admissions Procedures; Attendance; Reports. Attached as SCHEDULE 2(I) to the Disclosure Memorandum are all policy manuals and other statements of procedures or instruction relating to recruitment of the Schools' students, including procedures for assisting in the application by prospective students for direct or indirect state or Federal financial assistance; admissions procedures, including any descriptions of procedures for insuring compliance with state or Federal or other appropriate standards or tests of eligibility; procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course completion and certification (collectively referred to as the "Policy



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Guidelines"), which have previously been delivered to the Buyer by the
Corporation. The Schools' operations have been conducted in all material respects in accordance with the Policy Guidelines.

         To the best of the Shareholder's knowledge, the Corporation has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests ("Compliance Reports"), to all agencies or other entities with which such filings are required relating to the Schools' compliance with (i) applicable accreditation standards governing its activities or (ii) laws or regulations governing programs pursuant to which the Schools or students attending the Schools receive funding, including, without limitation, the Perkins Loan Program, the Federal Family Education Loan Programs, the Pell Grant program and the Supplemental Educational Opportunity Grant Program, the Federal Direct Student Loan Program or the Federal Work Study Program, all of which are provided for pursuant to Title IV of the HEA, and no instance of non-compliance has occurred which will materially and adversely affect the financial condition of the Corporation.

         Complete and accurate records in all material respects for all present and past students attending the Schools have been maintained consistent with the operations of a school business. All forms and records have been prepared, completed, maintained and filed in all material respects in accordance with all federal and state laws and regulations applicable to the operations of the Schools, and are true and correct in all material respects. All financial aid grants and loans, disbursements and record keeping relating to them have been completed in compliance in all material respects with all federal and state requirements, and there are no material deficiencies in respect thereto. To the best of the Shareholder's knowledge, no student at the Schools has been funded prior to the date for which such student was eligible for funding and such student's records have been processed in all material respects in accordance with all applicable federal, state and relevant third party funding source requirements. All appropriate reports and surveys have been accurately prepared, taken and filed prior to delinquency.

                  (j) Default. Attached as SCHEDULE 2(J) to the Disclosure Memorandum is a list indicating the cohort default rate, as calculated by the Department of Education, of all students attending the Schools receiving assistance pursuant to the Stafford Loan and Supplemental Loans for Students programs (or their applicable predecessor programs) for the federal fiscal years ended September 1993, 1994, 1995 and 1996. To the best of the knowledge of Shareholders and the Corporation, such schedule is materially accurate in all respects.

                  (k) Trademarks, etc. The Corporation does not use any tradenames, trademarks, service marks, or copyrights. To the Shareholder's best knowledge, the Corporation's operations of the Schools may be conducted without license by others for the use of any tradename, trademark, service mark or copyright.



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         (l) Material Contracts. Attached as SCHEDULE 2(L) to the Disclosure
Memorandum is (I) a schedule identifying all material contracts relating to the Schools' operations not otherwise specifically identified in the other Schedules to the Disclosure Memorandum, including, without limitation, all agreements relating to state or Federal funding of educational services provided by the Corporation through grants, loans or direct payments either to the Corporation, individual students or otherwise, and any agreements relating to the placement of students following their completion of relevant educational programs provided by the Schools other than agreements with students involving the teaching of standard courses, for standard prices as set forth in the Schools' catalog or in the enrollment agreement for such students (the "Contracts"); (ii) a summary of all material provisions of the Contracts that are oral and not reduced to written documents; and (iii) a copy of all written Contracts. Except as disclosed in this SCHEDULE 2(L): (i) all of the Contracts remain unmodified and in full force and effect, and (ii) the Corporation is not in default of any material nature (nor, to the best knowledge of the Shareholders, does any state of facts exist which, with the giving of notice, the passing of time, or otherwise, would constitute a default of any material nature by the Corporation) with respect to any of the Contracts. For purposes of this Subsection, a contract or agreement shall not be regarded as material if it is inadvertently omitted from the disclosure schedule and can be canceled by the Corporation on no more than 30 days notice, or (x) has been entered into in the ordinary course of business and is consistent with prior practices, (y) is an agreement entered into on commercially reasonable terms between unrelated parties, and (z) provides for annualized payments in an aggregate amount of less than $100,000.

             (m) Maintenance and Employment Agreements. Attached to the Disclosure Memorandum as SCHEDULE 2(M) is (i) a schedule of all written agreements between the Corporation and independent contractors, employees and agents who are employed or engaged in the management or operation of the Schools or the School Facilities; (ii) the names of all parties entitled to payments from the Corporation under any such agreements or arrangements; (iii) the amounts payable by the Corporation under the terms of all such agreements and arrangements, including without limitation, the terms of employment and compensation, including vacation and other employee benefit provisions and the cost of all employee benefits and payroll taxes; and (iv) a copy of all written contracts for such services. There are no material oral agreements in effect for any such services. Except as disclosed on such Schedule 2(l): (x) there are no written agreements between any of such contractors, employees or agents and the Corporation; (y) there is no party entitled to compensation or remuneration for any such services arising from the operation of the Schools after the Closing; and (z) the Corporation's agreements and arrangements providing for the services described on such Schedule may be terminated by the Corporation at any time, with or without cause, and without any obligation to pay any of said parties any amounts whatsoever except as may be required by law (including, without limitation, severance pay or accrued vacation pay or other benefits). For purposes of this Subsection, a contract or agreement shall not be regarded as material if it is inadvertently omitted from the disclosure schedule and can be canceled by the Corporation on no more than 30 days notice, or (x) has been entered into in the ordinary course of business and is consistent



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with prior practices, and (y) is an agreement entered into on commercially reasonable terms between unrelated parties.

                  (n) Employee Benefit Plans. The Corporation maintains employee benefit plans as listed on SCHEDULE 2(N) of the Disclosure Memorandum (the "Employee Benefit Plans") with respect to employees involved in the operation of the Schools. Copies of such plans have been previously delivered to the Buyer. Except as listed on such Schedule, the Corporation does not maintain any profit sharing, pension or other employee benefit plan related to the Schools' operations. The Corporation has no unfunded obligations pursuant to any insurance, retirement, pension, profit sharing or deferred compensation plan or program relating to the Schools' operations.

                  (o) Labor. There is no existing labor dispute affecting the operation of the Schools. None of the Corporation's employees involved in the operations of the Schools are covered by any union or collective bargaining agreement.

                  (p) Insurance. A schedule of all of the major policies of insurance maintained by the Corporation in connection with the operation of the Schools is attached as SCHEDULE 2(P) to the Disclosure Memorandum. The insurance coverage provided by such policies complies in all material respects, with all agreements to which the Corporation is a party, and applicable legal requirements to which it is subject. All such policies are currently in effect.

                  (q) Taxes. The Corporation has filed all Federal, state and local tax returns which it is required to file and has no outstanding liability for any Federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in the Corporation's Effective Most Recent Balance Sheet or have subsequently accrued in the normal course of business or taxes potentially payable with respect to currently active audits relating to its taxable years ended December 31, 1993, 1994 and 1995 (the Potential Federal Tax Audit Liabilities")

                  (r) Actions Pending. Except for a claim of approximately $100,000 by a provider of teaching services relating to services rendered to certain of the Corporation's students in 1997 (i) there are no actions, suits, proceedings or claims pending or (to Shareholders' knowledge) threatened against the Corporation or Shareholders which, if determined adversely to the Corporation or Shareholders, would (A) have a material adverse effect on the Assets, or the operation of the Schools, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (ii) the Corporation or Shareholders, is not (to Shareholders' knowledge) the subject of any pending or threatened investigation relating to any aspect of the Corporation's operation of the Schools, by any Federal, state or local governmental agency or authority; (iii) the Corporation, is not and has not been (to Shareholders' knowledge) the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other Federal, state or local authority.



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                  (s) Accounts Receivable. Each of the accounts receivable of the Corporation relating to the Schools' operations constitutes a valid claim in its full amount against the debtor charged on the Corporation's books and has arisen in the ordinary course of the Schools' operations. Except as provided in this subsection 2(s), the Shareholders make no representations or warranty with respect to such receivable, and Buyer and EMI accept such accounts receivable as is.

                  (t) No Guaranties. None of the Corporation's obligations or liabilities is guaranteed by any other person, firm or corporation, nor does the Corporation guaranty the obligations or liabilities of any other person, firm or corporation.

                  (u) Bank Accounts and Deposit Boxes. Attached to the Disclosure Memorandum as SCHEDULE 2(U) are the names and addresses of all banks or financial institutions in which the Corporation has an account, deposit or safety deposit box with the names of all persons authorized to draw on these accounts or deposits or to have access to the boxes, and an indication of which accounts or deposits or boxes contain financial aid funds, in each case to the extent such accounts are used in connection with the Schools' operations.

                  (v) Records. The books of account of the Corporation relating to the Schools' operations are complete and correct in all material respects, and there have been no transactions involving the Schools' operations which properly should have been set forth therein and which have not been accurately so set forth.

                  (w) Capital Stock and Subsidiaries. The Corporation's authorized capital stock consists solely of 200 shares of common stock with no par value of which 100 shares (previously defined in the Preliminary Statement set forth above as the "Stock") are outstanding, validly issued and are presently held beneficially and of record by the Shareholders as set forth on
EXHIBIT 3 attached to this Agreement, 200 shares of non-voting common stock, no par value, none of which are outstanding, and 1000 shares of non-voting preferred stock, no par value, none of which are outstanding. The Stock is fully paid and non-assessable. All of the Stock is owned absolutely by the Shareholders, free and clear of all liens, encumbrances and adverse claims. There are no voting trusts, proxies, Shareholders agreements or similar contracts or understandings in effect relating to the Stock. Except for this Agreement, there are no outstanding rights, options, warrants, convertible securities or agreements of any kind entitling any person to purchase or acquire any shares of capital stock or any other securities or agreements of any kind entitling any person or purchase or acquire any shares of capital stock or any other securities of the Corporation, including, without limitation, rights to acquire capital stock contingent upon the payment of money, passage of time or other contingency. The Corporation is not a partner or a joint venturer in any enterprise, and has no subsidiaries.

                  (x) Representations and Warranties in Connection with the Property.

                      (i) The Partnership has good and marketable title to the Property, free and clear of all mortgages, liens, encumbrances, security interests, covenants, conditions, restrictions, rights-of-way, easements, judgments or other matters except for the Declaration of Condominium or as shown in the title policy delivered to the Buyer at the Closing. No agreement concerning or restricting the sale of the Property is in effect and no person or entity has any right or option to acquire the Property other than Buyer.

                      (ii) With the exception of the Corporation's rights of use and occupancy now in effect, there are no rights of use or occupancy now in effect or hereafter to come into effect with respect to the Property.

                      (iii) There are no impact fees or any other fees, costs or assessments (other than current real estate taxes) due or which will in the future become due to any governmental entity with respect to the Property. The Partnership has no knowledge of any violation of any laws, zoning ordinances, regulations, licenses or permits affecting the Property or its current use; further, no notice from any governmental authority has been issued requiring or calling attention to the need for any work, repairs, construction or alterations or installations on or in connection with the Property because of violations of housing, zoning, building, safety, environmental or fire laws or ordinances, or otherwise, which have not been complied with.

                      (iv) No commitments have been made to any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or to any other organization, group or individual relating to the Property which would impose an obligation upon Buyer or its successors or assigns to make any contributions or dedications or money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property. No governmental authority has imposed any requirement that any developer of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with the development of the Property.

                      (v) The Property has full, free, direct and adequate access to and from public highways and streets and the Partnership has no knowledge of any facts or conditions which would result in the interruption or termination of such access.

                      (vi) The Partnership has no knowledge of any patent or latent defects or adverse facts that exist with respect to the physical condition of the Property which has not been specifically disclosed in writing to the Buyer including, without limitation, adverse soil conditions and there is no threatened earth movement, termite infestation, termite damage or structural defects affecting the Property.

                      (vii) The Property is presently zoned to a classification (or has received a proper variance) which permits its current use as a post-secondary educational institution facility.

                      (viii) To the best of the knowledge of the Shareholders and the Partnership, the Property and all appurtenances thereto, including, but not limited to, the heating, air conditioning, plumbing, sanitary sewer, roof, fire prevention system, mechanical and electrical systems, are in good working order.

                      (ix) The Partnership has not received any notice, nor does it have any knowledge, of any special assessments affecting the Property and no federal, state or local taxing authority has asserted any tax deficiency, lien or assessment against the Property which has not been paid or for the payment of which, adequate provision has not been made. The Partnership has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property.

                      (x) All taxes and assessments related to the Property, other than those not due and payable until subsequent to the Closing Date have been paid in full.

                      (xi) All assessments of the Condominium Association have been paid in full through the Closing Date and to the best knowledge of the Shareholders and the Partnership, no special assessments are being considered.

         3. REPRESENTATIONS AND WARRANTIES OF EMI AND BUYER. Each of EMI and Buyer represents to the Corporation, Shareholders and the Partnership as follows:

                  (a) No Misstatements. The representations and the information supplied by it contained in this Agreement, the Exhibits attached to it, and the documents incorporated by reference into it, including, without limitation the Addendum do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                  (b) Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and have or will be delivered pursuant to all appropriate corporate authorization on its behalf and is, or will be, its legal, valid and binding obligation and is enforceable against it in accordance with its terms. The execution and delivery of this Agreement, and each of the documents to be executed and delivered by EMI and the

Buyer pursuant to its terms, and the consummation of the transactions contemplated by them will not violate any provision of their respective Certificates of Incorporation or Bylaws or, violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture, agreement or instrument to which it is a party or by which it or its assets may be bound, or, cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

                  (c)  Capitalization.

                       (1) EMI. The authorized capital stock of EMI consists of: (i) 15,000,000 shares of EMI Common Stock, par value $0.01 per share, of which as of the date of this Agreement, there were 7,524,332 shares issued and outstanding; and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share ("EMI Preferred Stock") of which as of the date of this Agreement there were no shares issued and outstanding. All outstanding shares of EMI Common Stock have been validly issued by EMI and are fully paid, non-assessable and free of preemptive rights. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings or arrangements relating to the issuance, sale or transfer by EMI of any shares of its Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument, except as disclosed in EMI's Registration Statement on Form S-1 (No. 333-09777), or in its Quarterly Reports on Form 10-Q or its current reports on Form 8-K, (all as may have been amended from time to time) filed pursuant to the provisions of the Securities Act of 1933 and/or the Securities Exchange Act of 1934 with the Securities and Exchange Commission.

                       (2) The Buyer. As of the date of this Agreement, the authorized capital stock of the Buyer consists of 1000 shares of Common Stock all of which are issued and outstanding. All outstanding shares of the Buyer have been validly issued and are fully paid, non-assessable and free of preemptive rights, and all of such shares are owned, beneficially and of record, by EMI.

                  (d) Actions Pending. There are no actions, suits, proceedings or claims pending or to the knowledge of EMI or the Buyer, threatened against either of them which, if determined adversely to either of them would (A) have a material adverse effect on their operations, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement. Neither EMI nor Buyer is the subject of any pending or (to its knowledge) threatened investigation relating to any aspect of its operations.

                  (e)  EMI's Financial Statements

                       (1) Attached as SCHEDULE 3(D) to the Disclosure Memorandum are (A) EMI's audited balance sheets at March 31, 1995, 1996, and 1997, and statements of income and expense and cash flows for the years then ending (EMI's

Audited Financial Statements") and (B) EMI's unaudited balance sheets at September 30, 1997, and statements of income and expense and cash flows for the periods then ending ("EMI's Interim Financial Statements" collectively with EMI's Audited Financial Statements, "EMI's Financial Statements").

                        (2) EMI's Financial Statements: (i) have been prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them, and (ii) fairly present EMI's financial condition and its results of operations at the times and for the periods presented.

                        (3) There have been no material adverse changes in the financial conditions or in the operations, business, prospects, properties or assets of EMI sincce the date of EMI's Interim Financial Statements.

                  (f) Buyer's financial Condition. The Buyer is a newly formed Corporation. It has no material liabilities except as provided for in this Agreement, and no assets except the joint and several agreements of EMI to perform in accordance with the terms of this Agreement.

         4.       COVENANTS OF THE PARTIES.

                  (a) Conduct of the Business Prior to the Closing. Pending consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, the Corporation, Shareholders and the Partnership agree, without prior written consent of Buyer, given in a letter which specifically refers to this Section of the Agreement:

                        (1) not to (i) perform any act or omit to take any act that would make any of representations made in Section 2 above, inaccurate in any material respect or materially misleading as of the Closing Date, or (ii) allow the Corporation to make any payment or distribution with respect to the Schools or their operations except for the payment of liabilities provided for in the Corporation's Financial Statements or incurred in the ordinary course of business;

                        (2) to conduct the business of the Schools in the ordinary and regular course, maintain the School Facilities, protect the Schools' Accreditation Certifications and Permits, and keep their books of account, records and files in substantially the same manner as at present.

                        (3) to make all tuition refunds with respect to the Schools' operations within the time frames provided for in the Regulations and any applicable state or accrediting agency regulations, and to pay all accounts payable as they become due.

                        (4) not transfer the Property or create any easements, liens, mortgages, encumbrances or other interest that would affect the Property or the Partnership's ability to comply with the terms of this Stock Purchase Agreement.

                        (5) continue to maintain an repair the Property in at least the manner in which the Property has heretofore been maintained and repaired.

                        (6) promptly disclose in writing to the Buyer any change in any facts or circumstances which would make any of the representations made in Section 2 above, inaccurate, incomplete, or misleading to the detriment of Buyer.

                  (b) Notice. Pending the consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, each party agrees that it will promptly advise the others of the occurrence of any condition or event which would make any of its representations contained in this Agreement inaccurate, incorrect, or materially misleading.

                  (c) Access. Prior to the Closing, the Corporation shall afford to the Buyer (and its officers, attorneys, accountants and other authorized representatives), upon reasonable notice, free and full access during usual business hours to its relevant offices, personnel, books and records and other data, financial or otherwise, so that Buyer may have full opportunity to make such investigation as it shall desire of the Assets and the business and operations of the Schools by the Corporation, provided that such investigation shall not unreasonably interfere with the Corporation's operations. The scope of the investigation will include, but not be limited to, a verification of the Corporation's Financial Statements and a review of the Corporation's control procedures, regulatory compliance relating to the Schools, the Schools Facility, and material contracts and litigation relating to the Schools. Duly authorized representatives of the Buyer shall also be entitled to discuss with officers of the Corporation, its counsel, employees and independent public accountants, all of its books, records and other corporate documents, contracts, pricing and service policies, commitments and future prospects to the extent such materials and matters relate to the operation of the Schools. Representatives of the Corporation will furnish to Buyer and such other persons, copies of all materials relating to the business affairs, operations, Facility, Assets and liabilities of the Corporation relating to the Schools which may be reasonably requested from time to time and will cause representatives and employees of the Corporation to assist Buyer in its investigation of the matters relative to the Schools. All information obtained by Buyer, EMI or any of their officers, directors, employees, lender, investors, agents and other representatives (the "Buyer's Representatives") in connection with the transactions contemplated by this Agreement or in the course of their investigations of the Schools, whether obtained before or after the date of this Agreement (the "Evaluation Material") shall be used only in connection with this Agreement and the subsequent operation of the Schools, and each of Buyer and EMI shall assure that all Evaluation Material will be otherwise kept strictly confidential by each of them and the Buyer's Representatives.

               (d) Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement and to perfect the conveyance and transfer of any property or rights to be conveyed or transferred or perfect the assumption of any liabilities assumed under the terms of this Agreement.

               (e) Compliance with Conditions to Closing. Subsequent to the execution and delivery of this Agreement and prior to the Closing, each of the parties to this Agreement will execute such documents and take such other actions as reasonably may be appropriate to fulfill the conditions to Closing provided for in Section 5 of this Agreement.

         5. CONDITIONS TO CLOSING BY THE RESPECTIVE PARTIES. The obligation of EMI and Buyer, on the one hand, and the Corporation and Shareholders on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to compliance with or satisfaction of the following conditions by the other, to the extent applicable:

               (a) Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and at the Closing Date as if then made by the relevant party (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date).

               (b) Compliance. Each party shall have complied with all of the covenants and agreements in this Agreement on its or their part, respectively, to be complied with as of or prior to the Closing Date.

               (c) No Material Adverse Changes. Since the date of the Most Recent Balance Sheet, there shall not have occurred any material adverse change in the condition or operations (financial or otherwise) of the Schools, the School Facilities, or the Assets. Since December 31, 1997 there shall not have occurred any material adverse change (financial or otherwise) of EMI.

               (d) Buyer Certificates. There shall be delivered to the Shareholders and the Partnership:

                   (1) a certificate executed by the President and Secretary of each of Buyer and EMI, dated the Closing Date, certifying that the conditions to be fulfilled by each of them set forth in this Section 5 have been fulfilled;

                   (2) a certificate of incumbency for each of the Buyer and EMI executed by its President or any Vice President and by the Secretary or any Assistant Secretary of such entity, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and


                   (3) good standing certificates and certified charter documents of each of them of recent date, from the Secretary of the State of the jurisdiction of incorporation of such entity and a copy of their respective By-Laws certified by an officer thereof.

The certificates described in subsections (1), (2) and (3) above are hereafter referred to collectively as the "Buyer's Certificates."

             (e) Corporation Certificates. There shall be delivered to the Buyer and EMI:

                   (1) certificates executed by the President and Secretary of the Corporation, the Shareholders and the Partnership, dated the Closing Date, certifying that the conditions to be fulfilled by it as set forth in this
Section 5 have been fulfilled;

                   (2) a certificate of incumbency for the Corporation executed by its President or any Vice President and by the Secretary or any Assistant Secretary of the Corporation, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

                   (3) good standing certificates and certified charter documents of the Corporation and organizational documentation of the Partnership dated of recent date, from the Secretary of the State of the jurisdiction of incorporation of such entity and a copy of their respective By-Laws certified by an officer thereof.

The certificates described in subsections (1), (2) and (3), above, are hereafter referred to collectively as the "Stockholder, Partnership and Corporate Certificates."

             (f) No Suits. No action or proceeding shall have been instituted in any court or before any Federal, state or local governmental agency against any party seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or which could have a material adverse effect on any of the parties, which shall not have been dismissed or withdrawn prior to the Closing Date.

             (g) Documents. All documents required to be delivered to Buyer or the Corporation or the Shareholders pursuant to this Agreement at or prior to Closing shall have been so delivered.

             (h) Authority. There shall be in full force and effect on the Closing Date resolutions (or in the case of the Partnership other appropriate authorization) of the Boards of Directors of the Buyer, EMI, the Corporation and the general partner(s) of the Partnership approving this Agreement, the other documents executed and delivered by each of them in connection with this Agreement and the transactions contemplated in it. At or prior to the Closing, each party will deliver to the other a copy of the resolutions of its Board of Directors, and in the case of the Corporation, the resolutions or consent of the Shareholders, together with any and all required resolutions or consent of the Shareholders thereof and in the case of the Partnership appropriate authorization by the general partner(s), and, if applicable, the limited partner(s), approving the execution and delivery of this Agreement and the other documents to be delivered pursuant to this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an appropriate officer.

                  (i) Opinions of Counsel. Each party shall receive the opinion of counsel to the other party reasonably satisfactory in form and content to the party receiving such opinion.

                  (j) Current Insurance Coverage. Payments will have been made as of the Closing Date with respect to all of the Corporation's insurance policies and all insurance coverage concerning the Assets and the Schools' operations shall be continued in force through at least 10 days subsequent to the Closing Date, unless canceled subsequent to the Closing Date by Buyer.

                  (k) Bankruptcy, Dissolution, etc. No petition or other commencement of proceedings in bankruptcy or proceedings for dissolution, termination, liquidation or an arrangement, reorganization or readjustment of any party's debts under any state or Federal law enacted for the relief of debtors or otherwise, whether instituted by or against a party, has been effected or commenced by or against any party.

                  (l) Leases. The respective landlords of the leases under which the School Facilities are leased shall have consented, if necessary, to the assumption of such leases by the Buyer (or the change of control with respect to the Corporation).

         6.       CLOSING AND POST CLOSING AGREEMENTS.

                  (a) Closing Date and Place. The closing of the transactions provided for in this Agreement shall take place at the time provided for in
Section 1(b) of this Agreement at such place as the parties may agree, and shall be effective as provided therein.

                  (b) Deliveries by Buyer to the Shareholders and the Partnership. At the Closing, Buyer and EMI shall deliver to the Shareholders and the Partnership:

                      (1)      The Initial Payment;

                      (2)      The Second Payment Note;

                      (3)      Certificates Representing the EMI Purchase Stock;

                           (4) The Buyer's Certificates;

                           (5) A registration rights agreement (the
                           "Registration Rights Agreement") in a form satisfactory to the parties;

                           (6) Employment Agreements (the "Employment
                           Agreements) between the Corporation and Richard D. Galeucia and Linwood W. Galeucia, respectively, in form satisfactory to the parties; and

                           (7) A non-competition agreement (the "Non-Competition Agreement") between the Buyer and Madeleine Galleucia in form satisfactory to the parties.

                       (c) Deliveries by the Shareholders and the Partnership to Buyer. At the Closing, Shareholders shall deliver to Buyer:

                           (1) The original certificates representing the Stock;

                           (2) Appropriate Stock Powers (the "Stock
                               Powers") to accomplish the transfer of the Stock provided for in this Agreement;

                           (3) The Corporation's Certificates;

                           (4) A General Warranty Deed in recordable form.

                       (d) Filing of Tax Returns and Other Reports; Tax Responsibility. The Shareholders shall timely file all federal and state income tax and other tax returns or reports relating to the transactions provided for in this Agreement and relating to all periods during which the Shareholders owned the Stock, and shall be responsible for all unpaid federal tax liabilities incurred by the Corporation and the related expenses for such period, including without limitation the Federal Potential Federal Tax Audit Liabilities and any refunds with respect thereto will be paid to the Shareholders upon receipt. To the extent required by law or regulation the Shareholders shall file all reports with the Department of Education or any other applicable state of federal regulatory or accrediting agency relating to such periods including without limitation the Financial Aid Audits for the federal fiscal year ended June 30, 1997 and March 31, 1998 to be filed by the Schools with the Department of Education pursuant to applicable regulations.

                       (e) Access to Records. Following the effective Closing Date, Buyer and EMI shall give to the Shareholders reasonable access to (and the right to make copies at the expense of the Corporation) all financial and other records of the Schools which reflect or relate to the business, operations, income, expenses and assets of the Schools existing on, accruing or prior to the Closing Date, and to preserve such records for a period of time reasonably necessary to insure their availability for purposes of state and federal regulatory compliance or production or review in the case of an audit, investigation or inquiry. Access to such records shall be conducted by the Shareholders in such manner as not to interfere unreasonably with the operations of the business following the Closing Date.

                  (f) Acid Test; Repayment of Uncollected Accounts Receivable. Within 30 days of the Closing Date, the Shareholders shall provide the Buyer with an audited balance sheet (the "Closing Balance Sheet") which shall be subject to the same representations and warranties provided for in Section 2(c) of this Agreement, which indicates as of the Closing Date the ratio (the "Ratio") of the Corporation's (i) current assets ("Eligible Assets") to (ii) current liabilities in accordance with the DOE Regulations governing financial responsibility. In the event that the Ratio on the Closing Balance Sheet exceeds one (1) to one (1), the Buyer shall pay to the Shareholders within fifteen (5) business days an amount equal to the excess Eligible Assets over current liabilities (the "Excess Payment") provided that such amount shall not exceed the amount of cash held by the Corporation as of the close of business on the date of such Closing Balance Sheet. The bad debt reserve for accounts receivable provided for in the Closing Balance Sheet shall be $1,196,224 or adjusted to such amount for purposes of determining an amount of Excess Payment, and no further adjustments shall be made with respect to such reserve.

                  (g) Filing of Application for Prerequisite Student Aid Approvals. As soon as practicable after the Closing, Buyer and EMI shall cause the filing of applications for the Prerequisite Student Aid Approvals and shall use their best efforts to secure the receipt of such approvals in the shortest possible time.

                  (h) Further Documents or Acts. The parties will also execute, deliver, record (where appropriate) and/or perform at Closing and from time to time thereafter, at the request of Buyer, EMI, or the Shareholders, all other documents or acts required to consummate any of the transactions contemplated by this Agreement or otherwise carry out the purposes of this Agreement, including without limitation, any and all instruments or other documents of transfer, conveyance, assignment and assumption as may be reasonably necessary to effect of evidence the transfer of the Assets and the assumption of the Stated Liabilities.

         7.       CONFIDENTIALITY AND JOINT NON-COMPETITION AGREEMENT.

                  (a) Shareholders acknowledge that, as a result of their ownership of the Schools they each had access to and knowledge of confidential or proprietary information developed by the Corporation and Shareholders with respect to the Schools and its operations and of a special and unique nature and value to the Buyer, including, but not limited to, the methods and systems used in connection with the Schools' operations, the names and addresses of their students and sources of referral, tuition charged and paid by with respect to the Schools or their customers, curricula, related memoranda, research reports, designs, records, student files, services, and operating procedures, and other information, data, and documents now existing or later acquired by the Corporation or Shareholders in connection with the Schools' operations, regardless of whether any such information, data, or documents, qualify as a "trade secret" under applicable Federal or state law (collectively "Confidential Information"). Confidential Information does not include information that (i) becomes generally available to the public other than as a result of disclosures by the Corporation or Shareholders in violation of the terms of this Agreement, or (ii) becomes available to the Corporation or Shareholders on a non-confidential basis from a source that is not bound by a confidentiality agreement with Buyer or EMI or each of their respective directors, officers, employees, agents or representatives. As a material inducement to Buyer to enter into this Agreement, the Shareholders covenant and agree not at any time following the Closing Date directly or indirectly, to divulge or disclose for any purpose whatsoever, any Confidential Information which is in the possession of the Corporation or Shareholders as a result of their ownership of the Schools, or otherwise as a result of the relationship between the Corporation, Shareholders and the Schools' operations. In accordance with the foregoing, the Shareholders agree at no time to retain or remove from the School Facilities records of any kind or description whatsoever for any purpose whatsoever unless authorized by Buyer. Notwithstanding the foregoing provisions of this Section 7(a), Shareholders may disclose Confidential Information (i) to their counsel, accountants and agents on a need-to-know basis (provided that any such person shall be informed of the confidential nature of such information and directed not to disclose or make public such Confidential Information), (ii) to the extent required by applicable law, rules and regulation, and (iii) in any action, suit or proceeding between the parties, provided that in connection with disclosures permitted by clauses (ii) and (iii) above, Shareholders shall provide Buyer with at least three (3) days notice of such intent so that an appropriate protective order may be sought by Buyer if desired.

                  (b) As a material inducement to Buyer to enter into this Agreement, the Shareholders covenant and agree for a period of seven (7) years after the Closing of the transactions provided for in this Agreement not to (i) engage in the operation of a post secondary school facility (the "Prohibited Activities") anywhere within the State of New Hampshire or within 50 miles (the "Area") of the location of any school owned or operated by EMI or any postsecondary educational school which EMI subsequently operates during such period with respect to which EMI either gives written notice to the Buyer or includes on its Internet Homepage or any successor generally available information service prior to the Shareholders' commencement of such activities;
(ii) become associated as manager, consultant, advisor, or stockholder owning more that 5% of the outstanding stock of a company or participate in the management or direction of a company or otherwise with any person, the Corporation or entity engaging in Prohibited Activities anywhere within the Area; (iii) call upon any of Buyer's, EMI's or any of EMI's subsidiary schools' students, teachers or referral sources for the purpose of promoting any Prohibited Activities for any person, person, the Corporation or entity within the Area; or (iv) divert, solicit or take away any of Buyer's, EMI's or any of EMI's subsidiary school's teachers or other personnel for the purpose of engaging in any Prohibited Activities regardless of the location of such activities.

                  (c) In the event of a breach or threatened breach by the Shareholders of any of the provisions of this Section 7, Buyer, in addition to and not in limitation of any other rights, remedies, or damages available to Buyer at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Shareholders, or by Shareholders' partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with them.

                  (d) Shareholders jointly and severally agree that, if they shall violate any of the covenants or agreements provided for in this Section 7, Buyer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which Shareholders directly, or indirectly, have realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Buyer may be entitled to at law or in equity or under this Agreement.

                  (e) Shareholders have carefully read and considered the provisions of this Section 7, and agree that the restrictions set forth above (including without limitation the time period and geographical areas of restriction) are fair and reasonable and are reasonably required for the protection of the interest of the Buyer and EMI. In the event that, notwithstanding the foregoing, any of the provisions of this Section 7 are held invalid or unenforceable, the remaining provisions shall continue to be valid and enforceable. In the event that any provision of this Section 7 relating to time period and/or areas of restriction are declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period or areas of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area which such court deems reasonable and enforceable.

         8.       INDEMNIFICATION.

                  (a) Except with respect to claims based on the Indemnity Limitation Exception provided for in subsection (d) of this Section, Shareholders, and, with respect to the representations contained in subsection 2(x) of this Agreement and the performance of all of its other obligations as provided for in this Agreement, the Partnership, agree for a period of two (2) years from the date of this Agreement to defend, indemnify and hold harmless the Buyer and EMI and their directors, officers, employees and agents from and against any loss, liability, damage, settlement or expense (including without limitation, attorneys' fees and disbursements) incurred by Buyer or EMI arising from or related to the inaccuracy or breach of any of the representations, warranties, covenants or agreements of Shareholders and the Partnership contained in this Agreement or in any document incorporated by reference into this Agreement.

                  (b) Buyer and EMI, jointly and severally, agree to defend, indemnify and hold harmless Shareholders and the Partnership and their respective agents from and against any loss, liability, damage, settlement or expense (including without limitation attorneys' fees and disbursements) incurred by Shareholders or the Partnership arising from or related to the inaccuracy or breach of any of the representations, warranties, covenants or agreements of Buyer or EMI contained in this Agreement or in any document incorporated by reference into this Agreement.

                  (c) The party seeking indemnification pursuant to this Section 8 (the "Indemnified Party") shall give (or cause to be given) to the party or parties from whom indemnification is sought hereunder (the "Indemnifying Party") written notice of any claim or matter for which indemnity is (or will be) sought under this Section 8. Such notice shall be given promptly after the Indemnified Party receives actual notice or knowledge of the claim or matter that is subject to indemnification. With respect to any claim asserted by a third party against an Indemnified Party for which indemnity is sought hereunder, the relevant Indemnifying Party shall have the right to employ counsel reasonably acceptable to the relevant Indemnified Party to defend against such assertion and such Indemnifying Party shall have the right to compromise or otherwise settle any such action or claim only with the prior written consent of such relevant Indemnified Party, which consent shall not be unreasonably withheld.

                  (d) Except in the case of a judicial determination of intentional fraud by a New Hampshire Court of competent jurisdiction (the "Indemnity Limitation Exception"), Shareholders and/or the Partnership shall not in any instance have any liability, including without limitation instances of non-compliance described in Sections 2(h) and/or 2( ) of this Agreement, with respect to any claims of Buyer or EMI for money damages, whether pursuant to this section or otherwise, until such time, if any, as the aggregate amount of all such amounts otherwise subject to recovery by Buyer or EMI shall exceed, in the aggregate, $25,000, and then only to the extent of such excess; and provided further that the Shareholders and/or the Partnership shall not be obligated to pay such damages (other than the Indemnity Limitation Exception) to the extent the total amount otherwise subject to recovery by Buyer or EMI from the Shareholder and/or the Partnership exceeds $2,500,000.

            9. EVENTS OF DEFAULT. If any one or more of the following events occurs then, subject to the expiration of any specified grace period and the giving of any prior notice required under this Section 9, such event shall constitute an Event of Default by the party responsible for such event or against whom it should be charged.

                  (a) Warranties or Representations. Any warranty or representation by or on behalf of any party contained in this Agreement (or in any document between the parties furnished in compliance with this Agreement at Closing) is false or misleading in any material respect.

                  (b) Agreements. Any party fails to take any action required of it to comply with its obligations contained in this Agreement, or takes any action prohibited or inconsistent with its obligations under this Agreement, and such failure to act or action is not cured prior to ten (10) days after written notice thereof is given to the defaulting party.

                  (c) Refusal to Close. A party refuses to consummate the transactions provided for (and subject to the terms and conditions specified) in this Agreement by 5 p.m., Eastern Daylight Time on the Termination Date, except if the failure to close is based upon the failure of the other party to meet a condition to Closing provided for in Section 5 of this Agreement.

                  (d) Failure of Closing Condition. Any party is unable to comply with the conditions of Closing provided for in Section 5 of this Agreement, other than as a result of an Event of Default as described in Sections 9(a), (b), or (c) above.

         10.      TERMINATION AND RIGHTS AND REMEDIES ON DEFAULT.

                  (a) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Closing: (i) by the mutual consent of Buyer, EMI, the Corporation and Shareholders; (ii) by Buyer and EMI, if any condition to their obligations to close set forth in Section 5 hereof becomes impossible of performance or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date; (iii) by the Corporation and Shareholders if any condition to their obligations to close set forth in Section 5 hereof becomes impossible of performance or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date; or (iv) by any party (other than a party that is in breach of its obligations under this Agreement) if the Closing shall not have occurred on or before the Termination Date. If this Agreement is terminated pursuant to clause (i) of this Section 10, all obligations of the parties hereunder shall terminate without any further liability or obligation of either party to the other, except that the provisions of Section 11, and the confidentiality provisions of Section 4(c) of this Agreement shall survive and continue in full force and effect notwithstanding such termination. Except as limited by the preceding sentence, the exercise by any party of the right to terminate this Agreement shall not terminate or limit any remedy that such party may have in this Section 10 as a result of an Event of Default.

                  (b) Rights and Remedies on Default. Upon and after an Event of Default by any party, the other party shall have the following rights and remedies:

                        (1) Default by Buyer. In the event that Buyer is obligated to and fails to close by the Termination Date, and the Corporation or Shareholders are not in default of their obligations under this Agreement, this Agreement shall terminate and the Corporation and Shareholders shall have the right to seek money damages as their sole remedy. The Corporation and Shareholders hereby agree that neither of them shall be entitled to seek or file suit for specific performance of this Agreement.

                        (2) Default by the Corporation or Shareholders. If, on the Termination Date, there exists an Event of Default as described in
Section 9 of this Agreement, chargeable against the Corporation or the Shareholders, Buyer may either (i) waive such default and close, in which event Buyer shall have the right to seek specific performance of this Agreement, including, without limitation, the acquisition of the Shares and the performance by the Corporation and Shareholders of the covenants provided for in this Agreement, or (ii) refuse to close, and, except in the case of an Event of Default described in Section 9(d) above, seek money damages from the Corporation or Shareholders, including, without limitation, indemnification pursuant to Section 8 of this Agreement. An election by Buyer to proceed in accordance with subclause (i) of the preceding sentence shall constitute the acknowledgment by Buyer and the Corporation or Shareholders that Buyer cannot be adequately compensated by money damages for the failure to perform by the Corporation or Shareholders, that such damages are indeterminate, and that a court of competent jurisdiction may enter an order pursuant to which the Corporation and Shareholders are obligated to specifically perform their obligations to Buyer pursuant to the terms of this Agreement.

                        (3) Default Subsequent to Closing. If any party breaches this Agreement subsequent to Closing, or if a default occurs pursuant to Sections 9(a) or 9(b) of this Agreement, the nondefaulting party(ies) shall have the right to seek money damages from the defaulting party(ies), pursuant to
Section 7 or 8 of this Agreement. In addition, if, (i) as a result of any action taken or not taken by the Corporation or Shareholders in violation of any applicable law or regulation which (ii) has not been disclosed to the Buyer in this Agreement, and which (iii) the occurrence or non occurrence of which was known or reasonably should have been known to the Corporation or Shareholders, the Prerequisite Student Aid Approvals are not received prior to 12 months from the date of the Closing, or, if received or offered, can only be obtained on conditions imposing substantial financial burdens on the Buyer in addition to those which would otherwise be imposed in connection which such approval, the Buyer may elect to rescind the transactions provided for in this Agreement and, upon such election, the parties will take such action as may be reasonably required to restore the other party to its respective positions as they existed prior to the Closing provided for in this Agreement.

                        (4) Nature of Remedies Cumulative. Except as otherwise provided in this Agreement, all rights and remedies granted in this Agreement or available under applicable law shall be deemed concurrent and cumulative and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement, and any party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and any party, upon the occurrence of an event of default by another party under this Agreement, may proceed at any time, under any agreement, in any order and with any available remedy.

         11. FINDERS FEES. With the exception of The Bigelow Company which will receive an accomplishment fee paid by the Shareholders at the Closing, each of the parties represents and warrants to the other that such party has not employed any finder or broker in connection with transactions contemplated by this Agreement. Each party agrees to indemnify and hold harmless the others from and against any claim, damages, liabilities, and expenses (including without limitation, attorneys' fees and disbursements) arising from any claim or demand asserted by any person or entity other than the Bigelow Company on the basis of its employment as a finder or broker by the respective party.

         12. ARBITRATION. Any disputes between any of the parties to it with respect to the agreements contained in it, or as modified in the future, are to be settled by binding arbitration conducted pursuant to the commercial arbitration rules of the American Arbitration Association, except for instances in which an Indemnity Limitation Exception is alleged as a bar to the limitations provided for in Section 8(d). In any such arbitration the scope and timing of any discovery shall be determined by the arbitrators. Such arbitration is to be the sole remedy for the settlement of such disputes. All of the parties agree that money damages are inadequate to compensate for a breach of the confidentiality and non-competition provisions of this Agreement and contained in this Agreement. The Shareholders agree that upon application by EMI and/or Acquisition, any court of competent jurisdiction, upon a showing sufficient to justify the entry of a temporary injunction, may enjoin any activity allegedly in breach of such agreement pending the outcome of binding arbitration or enter a similar order of like force and effect, or may enforce the final determination of such arbitrators by the issuance of such an injunction or similar order.

         With respect to the provisions of Section 7 (Confidentiality and Non-Competition), the Corporation and Shareholders agree that damages, by themselves, are an inadequate remedy at law, that a material breach of the provisions of such Section would cause irreparable injury to the aggrieved party, and that the provisions of Section 7 may be specifically enforced by injunction or similar remedy in any court of competent jurisdiction without affecting any claim for damages, provided that any such injunction shall either be preliminary in nature, enjoining such activity pending the outcome of arbitration as provided for in Section 12 of this Agreement, or be in assistance of the final determination of the arbitrators as provided for in such Section. The Corporation and Shareholders agree that such injunction may be issued without the necessity of bond.

         13. NOTICES. All notices or other communications required or permitted under the terms of this Agreement shall be made in writing and shall be deemed given (i) upon hand delivery, (ii) when sent by commercial overnight courier with written verification of receipt, or (iii) three days after deposit of same in the Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the parties at the following addresses:

         If to Buyer:                       New Hampshire Acquisition Corp.
                                            1327 North Meadow Parkway, Suite 132
                                            Roswell, GA  30076
                                            Attn: President

         With a copy to:                    Greenberg Traurig Hoffman Rosen Lipoff & Quentel
                                            777 South Flagler Drive,  Suite 300 - East Tower
                                            West Palm Beach, Florida 33401
                                            Attn: Morris C. Brown, Esq.

         If to EMI:                         Educational Medical, Inc.
                                            1327 Northmeadow Parkway, Suite 132
                                            Roswell, Georgia, 30076
                                            Attn: President

         With a copy to:                    Greenberg Traurig Hoffman Rosen Lipoff & Quentel
                                            777 South Flagler Drive,  Suite 300 - East Tower
                                            West Palm Beach, Florida 33401
                                            Attn: Morris C. Brown, Esq.

         If to the Corporation:             Hesser, Inc.
                                            c/o Hesser College
                                            3 Sundial Avenue
                                            Manchester, NH 03103

         With a copy to:                    William H.  Kelley, Esq.
                                            282 River Road
                                            P.O. Box 3280
                                            Manchester, NH 03105-3280

         If to Shareholders:                The Linwood W. Galeucia Trust of 1997
                                            c/o Linwood W. Galeucia
                                            Hesser College
                                            3 Sundial Avenue
                                            Manchester, NH 03103

                                            Richard D. Galeucia
                                            c/o Hesser College
                                            3 Sundial Avenue
                                            Manchester, NH 03103

         With a copy to:                    William H.  Kelley, Esq.
                                            282 River Road
                                            P.O. Box 3280
                                            Manchester, NH 03105-3280

         If to the Partnership:             Hardwood Properties Limited Partnership
                                            c/o Linwood W. Galeucia
                                            Hesser College
                                            3 Sundial Avenue
                                            Manchester, NH 03103

         With a copy to:                    William H.  Kelley, Esq.
                                            282 River Road
                                            P.O. Box 3280
                                            Manchester, NH 03105-3280

 or to such other address as any of the parties hereto may designate by notice to the others.

         14.      MISCELLANEOUS.

                  (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned prior to Closing without the prior written consent of the other parties hereto.

                  (b) Expenses. Except as otherwise provided in this Agreement, Buyer, the Corporation and Shareholders shall be responsible for any and all of the respective fees, costs and expenses incurred by each, in connection with the negotiation, preparation or performance of this Agreement.

                  (c) Entire Agreement. This Agreement incorporates by this reference all Exhibits hereto and all documents executed and/or delivered at Closing. This Agreement and the documents so incorporated into it contain the parties' entire understanding and agreement with respect to the subject matter hereof; and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

                  (d) Amendments Only in Writing. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any party, unless such party shall have consented thereto in writing.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

                  (f) Cooperation. Each of the parties to this Agreement, when requested by another party, shall give all reasonable and necessary cooperation with respect to any reasonable matters relating to the transactions contemplated by this Agreement.

                  (g) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire, exclusive of its choice of law provisions, and the parties agree that any dispute hereunder shall be resolved by reference to court or tribunal in Hillsborough County, New Hampshire, in accordance with terms of the Agreement, and each hereby irrevocably consents to such jurisdiction.

                  (h) Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  (i) Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

                  (j) Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                  (k) Survival. Except as otherwise expressly provided in this Agreement, the liabilities and obligations of each party with respect to any and all of its representations, warranties, covenants and agreements set forth in this Agreement and/or in any document incorporated into it shall not be merged into, affected or impaired by the Closing under this Agreement. All of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for the period of two years thereafter, so that (except as otherwise provided below) any claim under this Agreement must be asserted by notice given to the party claimed to be liable on or before the second anniversary of the Closing Date. Notwithstanding the foregoing, the time limitation shall not apply to: (i) the covenants related to confidentiality and non-competition contained in Section 7 above or (ii) fraud, including without limitation intentional fraud upon which a claim for an Indemnity Limitation Exception is based. All obligations and liabilities described in clauses (i) and
(ii) of the previous sentence shall survive the Closing for the period in which a claim can be asserted with respect thereto under applicable law.

                  (l) No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

NEW HAMPSHIRE ACQUISITION                   HESSER, INC. ("CORPORATION")
CORP. ("BUYER")

By:                                         By:
   --------------------------------            ---------------------------------
         Authorized Signatory                     Authorized Signatory

EDUCATIONAL MEDICAL, INC. ("EMI")           SHAREHOLDERS

                                            THE LINWOOD W. GALEUCIA
                                            REVOCABLE TRUST OF 1997


By:                                         By:
     ------------------------------              -------------------------------
         Authorized Signatory                    ---------------, Trustee


                                            ------------------------------------
                                            Richard D. Galeucia,



HARDWOOD PROPERTIES LIMITED
PARTNERSHIP ("PARTNERSHIP")




By:
     ------------------------------
     Authorized Signatory

                                    EXHIBITS

1.       Legal Description of the Property

2.       The Second Payment Note

3.       List of Shareholders

4.       Registration Rights Agreement

5.       Form of Employment Agreement

6.       Form of Non-Competition Agreement

7.       The Stock Power